UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 03, 2025

GAIA, INC.

(Exact name of Registrant as Specified in Its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road
Louisville, Colorado		80027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 222-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GAIA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 3, 2025, Gaia, Inc. (the “Company”) issued a press release announcing results for its quarter ended September 30, 2025. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, (the “Securities Act”)or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02 Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2025 the Board of Directors (the “Board”) of Gaia, Inc. (the “Company” or “Gaia”) appointed Yonathan Nuta, age 44, as Chief Operating Officer, effective October 30, 2025. Mr. Nuta will report to Ms. Medvedich, in her role as Chief Executive Officer of Gaia. Mr. Nuta has most recently served as Chief Product Officer at Babylon.com and Fabric.io. From October 2016 through May 2021. He served as an executive at Gaia. In connection with his appointment, Mr. Nuta will receive a base salary of $425,000 and an annual target bonus of up to 100% of his annual salary, and at the sole discretion of the compensation committee of the Board (the “Compensation Committee”), a $42,000 transportation allowance for one year, and, 85,000 restricted stock units (“RSUs”) issued as a long-term incentive award under the Gaia, Inc. 2019 Long-Term Incentive Plan (the “2019 Plan”). These RSUs will vest annually over four years, 25% each year on October 30, 2026 through 2029 subject to continued employment.

On June 27, 2025, the Board appointed Kiersten Medvedich, age 53, as Gaia’s Chief Executive Officer. Ms. Medvedich’s compensation was approved by the Compensation Committee on October 30, 2025, from the compensation previously disclosed in the Company's definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on April 8, 2025. In connection with her appointment, Ms. Medvedich will receive a base salary of $450,000.

On October 29, 2025, the Board elected Kimberly Arem, age 54, to the Board, effective October 29, to fill a vacancy on the Board. Ms. Arem will serve as a director with a term expiring at the Company’s Annual Meeting of Stockholders in 2026, and until Ms. Arem’s successor shall have been duly elected and qualified, or until Ms. Arem’s earlier death, resignation, disqualification or removal. The Board determined that Ms. Arem is not an independent director pursuant to the Securities Act, and the listing standards of the Nasdaq Stock Market. Accordingly, Ms. Arem will not serve on any of the Board’s committees. Ms. Arem has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Arem is a founder and Managing Director of Gaearth, a digital company promoting music as medicine. Ms. Arem founded Gaearth in 2002 using combination of her molecular biology and professional music backgrounds. Ms. Arem is also a recording artist and creator of soundtrack for films and TV series, including several TV series for Gaia. She currently serves as President of Radiance Heath, Inc., a position she has held since February, 2015.

Ms. Arem will participate in the Company’s non-employee director compensation program. A complete description of the Company’s non-employee director compensation program is set forth in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 8, 2024 (“Information About Nominees and Continuing Directors - Board of Directors and Committees of the Board of Directors - Director Compensation”) and is incorporated herein by this reference. Ms. Arem has also entered into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Gaia, Inc. on November 3, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIA, INC.

Date:	November 3, 2025	By:	/s/ Ned Preston
Ned Preston, Chief Financial Officer